Exhibit 99.1
United States Heating Oil Fund, LP
Monthly Account Statement
For the Month Ended November 30, 2010

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$212,415
Unrealized Gain (Loss) on Market Value of Futures	25,192
Dividend Income	302
Interest Income	45
ETF Transaction Fees	1,000
Total Income (Loss)	$238,954

Expenses
Investment Advisory Fee	$4,686
Brokerage Commissions	649
NYMEX License Fee	190
Prepaid Insurance Expense	128
SEC & FINRA Registration Expense	120
Non-interested Directors' Fees and Expenses	53
Other Expenses	14,214
Total Expenses	20,040
Expense Waiver	(13,042)
Net Expenses	$6,998
Net Gain (Loss)	$231,956

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 11/1/10	$7,988,088
Additions (100,000 Units)	2,746,591
Net Gain (Loss)	231,956

Net Asset Value End of Period	$10,966,635
Net Asset Value Per Unit (400,000 Units)	$27.42

To the Limited Partners of United States Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2010 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Heating Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502